ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated June 4th, 2015, is entered into by and among **IMMAGE BIOTHERAPEUTICS CORP.**, (also known as "Epicure Charcoal Inc."), a Nevada corporation (the "IMMG") and **PEPVAX, INC.**, a Delaware corporation ("PepVax").

WHEREAS, PepVax is developing certain technology and preparing to file a provisional patent application (the "Patent") for its MAGE-A technology (the "Technology"); and

WHEREAS, IMMG wishes to acquire a 100% interest in the Patent and PepVax wishes to sell an interest in the Technology in exchange for a thirty percent (30%) equity interest in IMMG; and

WHEREAS, IMMG grants an exclusive, non-expiring forty-nine percent (49%) interest in the Patent to PepVax.

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the mutual premises and the mutual covenants and agreements contained herein, the parties covenant and agree each with the other as follows:

1.0 ASSET PURCHASE

1.1 Subject to the terms and conditions hereof, upon PepVax filing for a provisional patent application for the Technology, PepVax shall sell to IMMG a one hundred percent (100%) interest in the Patent and all development, commercialization and rights pertaining thereto (the "Patent Rights"), and, in consideration of the Patent Rights, IMMG shall issue and deliver to PepVax such number of shares of its common stock that is equal to thirty percent (30%) of the IMMG's total issued and outstanding shares of common stock (the "IMMG Stock").

1.2 In order to affect the purchase of the Patent Rights (the "Asset Purchase"), the parties agree that upon PepVax filing for the Patent, the closing of the Asset Purchase shall take place, at which time the following actions shall take place:

(a) PepVax shall cause an assignment of one hundred percent (100%) interest in the Patent Rights to IMMG; and

(b) IMMG shall deliver the IMMG Stock to PepVax.

2.0 IMMG'S REPRESENTATIONS AND WARANTIES

2.1 IMMG acknowledges and agrees with, represents and warrants to, and covenants with, PepVax (which representations, warranties and covenants will survive the Closing Date) with the intent that PepVax will rely thereon in entering into this Agreement and in concluding the Securities Purchase contemplated herein that:

(a) IMMG is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each

jurisdiction in which the character of its properties or the nature of its business activities require such qualification;

(b) IMMG has the power, authority and/or capacity to enter into this Agreement and perform the transactions set forth herein;

(c) This Agreement, constitutes a legal, valid and binding obligation of IMMG in accordance with its terms;

(d) The making of this Agreement, and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof, does not conflict with or result in the breach of or the acceleration of any indebtedness under, any terms, provisions or conditions of, or constitute default under any indenture, mortgage, deed of trust, agreement, lease, certificate, consent or other instrument to which IMMG is a party or is bound or any judgment, decree, order, rule or regulation of any court or administrative body by which IMMG is bound, or, of any statute or regulation applicable to IMMG;

(e) There is no litigation, suit, proceeding, action or claim at law or in equity, pending or to IMMG's best knowledge threatened against or affecting IMMG or involving any of IMMG's property or assets, before any court, agency, authority or arbitration tribunal, including, without limitation, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits or proceedings relating to toxic materials, hazardous substances, pollution or the environment. IMMG is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal;

(f) To the best knowledge of IMMG, it has complied with all laws, municipal bylaws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental authority applicable to it, its properties or the operation of its business, except where the failure to comply will not have a material adverse effect on the business, properties, financial condition or earnings of IMMG; and

(g) No broker or finder has acted, directly or indirectly, for IMMG nor did IMMG incur any finder's fee or other commission, in connection with the transactions contemplated by this Agreement.

3.0 PEPVAX'S REPRESENTATIONS AND WARRANTIES

3.1 PepVax hereby represents and warrants to IMMG with the intent that IMMG will rely thereon in entering into this Agreement and in concluding the Securities Purchase contemplated herein that:

(a) PepVax has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions set forth herein;

(b) This Agreement constitutes a legal, valid and binding obligation of PepVax in accordance with its terms;

(c) The making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof, does not conflict with or result in the breach of or the acceleration of any indebtedness under, any terms, provisions or conditions of, or constitute default under any indenture, mortgage, deed of trust, agreement, lease, certificate, consent, or other instrument to which PepVax is a party or is bound or any judgment, decree, order, rule, or regulation of any court of administrative body by which PepVax is bound, or, to the knowledge of any statute or regulation applicable to PepVax.

(d) There is no litigation, suit, proceeding, action or claim at law or in equity, pending or to PepVax's best knowledge threatened against or affecting PepVax, the Technology or involving any of PepVax's other property or assets, before any court, agency, authority or arbitration tribunal, including, without limitation, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits or proceedings relating to toxic materials, hazardous substances, pollution or the environment. PepVax is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority, or arbitration tribunal;

(e) To the best knowledge of PepVax, it has complied with all laws, municipal bylaws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental authority applicable to it, its properties or the operation of its business, except where the failure to comply will not have a material adverse effect on the business, properties, financial condition or earnings of PepVax or the Technology

(f) No broker or finder has acted, directly or indirectly, for PepVax nor did PepVax incur any finder's fee or other commission, in connection with the transactions contemplated by this Agreement; and

(g) PepVax further represents and warrants that upon assignment to IMMG, IMMG shall hold good title to the fifty-one percent (51%) interest in the Patent Rights, without lien, encumbrance or restriction.

4.0 MISCELLANEOUS

4.1 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

4.2 All references herein, to dollar amounts shall be deemed to be references to US dollars, unless specifically stated otherwise.

IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the day and year first above written.

PEPVAX, INC.

By:____________________________
Name: Mahesh Narayanan
Title: CEO

IMMAGE BIOTHERAPEUCTICS CORP., a
Nevada corporation, also known as Epicure Charcoal Inc.

By:____________________________
Name: Zhi Cong Mou
Title: CEO